UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
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                                Schedule 14A

                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                           (Amendment No. 1)

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)2))
/ /  Definitive Proxy Statement
/x/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12


                       ROFIN-SINAR TECHNOLOGIES INC.
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             (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

/x/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)  Title of each class of securities to which transactions applies:

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      2)  Aggregate number of securities to which transaction applies:

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      3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      5)   Total fee paid:

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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:
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       2)   Form Schedule or Registration Statement No.:
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       4)   Date Filed:
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                        ROFIN-SINAR TECHNOLOGIES INC.

                      FOR ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON MARCH 15, 2007
                      ----------------------------------

Dear Stockholder:

     You should have recently received our proxy statement for our 2006 annual meeting of stockholders to be held on March 15, 2007. Subsequent to the distribution of our proxy statement, the Company received feedback from Institutional Shareholder Services ("ISS") regarding the Rofin-Sinar Technologies Inc. 2007 Incentive Stock Plan (the "Plan"). As a result, effective February 21, 2007, our Board of Directors approved a modification of the Plan (the "Plan Modification") which has the effect of eliminating the provision that enables us to re-issue under the Plan shares of common stock that have been used to pay in whole or in part the option price under a stock option granted under the Plan or tendered to us in satisfaction of any condition to a stock grant under the Plan.

     As a result of the foregoing modification, effective February 21, 2007,
Section 3.2 of the Plan has been amended and restated as follows:

   3.2 Source of Shares. The shares of Stock described in Section 3.1 shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company. All shares of Stock described in Section 3.1 shall remain available for issuance under this Plan until issued pursuant to the exercise of an Option or a Stock Appreciation Right or a Stock Unit Grant or issued pursuant to a Stock Grant, and any such shares of stock which are issued pursuant to an Option, a Stock Appreciation Right, a Stock Unit Grant or a Stock Grant which are forfeited thereafter shall again become available for issuance under this Plan.
         Notwithstanding the foregoing, in no event shall any shares of Stock issued under this Plan which are used to pay in whole or in part of the Option Price under an Option or tendered to the Company in satisfaction of any condition to a Stock Grant be available for issuance under this Plan.

     The Plan, as so modified, is attached as Exhibit 99.1 to the Current Report on Form 8-K being filed by us on February 26, 2007 with the U.S. Securities and Exchange Commission (the "SEC"). Stockholders may obtain, free of charge, a copy of such Current Report on Form 8-K and Plan Modification at the SEC's website, www.sec.gov. Any stockholder who desires a copy of the new proxy may obtain a copy without charge by addressing a written request to the Secretary, Rofin-Sinar Technologies Inc., 40984 Concept Drive, Plymouth, Michigan 48170.








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     If any stockholder has already returned his or her properly executed proxy card for our 2006 annual meeting of stockholders and would like to revoke or change his or her vote, such stockholder may do so by (1) delivering a written notice of revocation to our Secretary (at Rofin-Sinar Technologies Inc., 40984 Concept Drive, Plymouth, Michigan 48170), dated later than the proxy being revoked, before the vote is taken at the annual meeting, (2) properly executing and delivering a later dated proxy before the vote is taken at the annual meeting, or (3) voting in person at the annual meeting (a stockholder's attendance at the annual meeting, in and of itself, will not revoke the earlier proxy).

     Please remember that your vote is very important. As such, please review the proxy statement and the Plan Modification and return your proxy card to ensure that your shares are represented at our 2006 annual meeting.


                                                Sincerely,


                                                /s/  Peter Wirth
                                                --------------------
                                                Peter Wirth


Plymouth, Michigan
February 26, 2007